For period ending October 31, 2001

File number 811-06281		77.Q.1

Attached as part of Exhibit 77Q 1(a) of this N-SAR is an amendment to the registrant's

Declaration of Trust.


CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED DECLARATION OF TRUST
OF
LIQUID INSTITUTIONAL RESERVES

         The undersigned, being Vice President and Assistant Secretary of Liquid Institutional Reserves (Trust), hereby certifies that the Trustees of the Trust duly adopted the following resolutions, which amended the Establishment and Designation of Classes Certificate dated June 17,1992, which was a prior amendment to the Amended and Restated Declaration of Trust dated April 26, 1991, in the manner provided in such Amended and Restated Declaration of Trust, at a meeting held on May 9, 2001, and that the amendment became effective on that date:

	RESOLVED, that pursuant to Section 8 of Article VIII of the Amended and Restated Declaration of Trust, the Establishment and Designation of Classes Certificate dated
June 17, 1992, which was a prior amendment to the Amended and Restated Declaration of Trust dated April 26, 1991, be, and it hereby is, amended to change the names of the Series of the Trust from "Money Market Fund," "Government Securities Fund" and "Treasury Securities Fund" to "Brinson LIR Money Market Fund," "Brinson LIR Government Securities Fund" and "Brinson LIR Treasury Securities Fund," respectively; and be it further

	RESOLVED, that with respect to the Series of the Trust known as Brinson LIR Government Securities Fund, the name of the class of Shares known as "Financial Intermediary Shares" be, and it hereby is, changed to "Select Shares."



Dated: May 9, 2001


      			___/s/ Keith A. Weller_____________
				Keith A. Weller
			Vice President and Assistant Secretary


New York, New York (ss)

On this 9th day of May, 2001, before me personally appeared Keith A. Weller, to me personally known, who, being by me duly sworn, did say that he is Vice President and Assistant Secretary of the above-referenced Trust and acknowledged that he executed the foregoing instrument as his free act and deed.


			__/s/ Cristina Paradiso_____________
					Notary Public


For period ending October 31, 2001

File number 811-06281
77.Q.1

Attached as part of Exhibit 77Q1(a) to this N-SAR is an amendment to the registrants By-Laws.

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
BY-LAWS
OF
LIQUID INSTITUTIONAL RESERVES

         The undersigned, being Vice President and Secretary of Liquid Institutional Reserves, hereby certifies that the Trustees of the Trust duly adopted a resolution, which amended the Amended and Restated By-Laws of the Trust (the By-Laws) in the manner provided in the By-Laws, at a meeting held on September 20, 2001, as follows:

      Retirement Policy:

      The By-Laws were amended by adding the following as Article III,
Section 7:

         Section 7. Retirement of Trustees.

         Each Trustee who has attained the age of seventy-two (72) years shall retire from service as a Trustee on the later of (a) the last day of the month in which he or she attains such age or (b) June 30, 2003. Notwithstanding anything in this Section, a Trustee may retire at any time as provided for in the governing instrument of the Trust.

Dated: December 21, 2001
				By:	/s/ Amy R. Doberman
					Name:  Amy R. Doberman
                         Title:    Vice President and Secretary
New York, New York (ss)

On this 21st day of December, 2001, before me personally appeared
Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


					/s/ Victoria Drake